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                                                                   Exhibit 99.2p


                            STOCK PURCHASE AGREEMENT
                            ------------------------

     Stock Purchase Agreement, dated as of May __, 1998, between Salomon Brothers High Income Fund II Inc, a corporation organized under the laws of Maryland (the "Fund") and Salomon Brothers Asset Management Inc, a corporation organized under the laws of Delaware ("SBAM").

     WHEREAS, the Fund is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund proposes to issue and sell shares of its common stock, par value $.001 per share (the "Common Stock"), to the public pursuant to a Registration Statement on Form N-2 (the "Registration Statement") filed with the Securities and Exchange Commission; and

     WHEREAS, Section 14(a) of the 1940 Act requires each registered investment company to have a net worth of at least $100,000 before making a public offering of its securities.

     NOW, THEREFORE, the Fund and SBAM agree as follows:

          1. The Fund offers to sell to SBAM, and SBAM agrees to purchase from the Fund, _____ shares of Common Stock, at a price of $_____ per share (the "Shares") on a date, to be specified by the Fund, prior to the effective date of the Registration Statement.

          2. SBAM represents and warrants to the Fund that it is acquiring the Shares for investment purposes only and that the Shares will be sold only pursuant to a registration statement under the Securities Act of 1933, as amended, or an applicable exemption from those registration requirements.

          3. SBAM's right under this Stock Purchase Agreement to purchase the Shares is not assignable.
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                                                                               2


          IN WITNESS WHEREOF, the Fund and SBAM have caused their duly authorized officers to execute this Stock Purchase Agreement as of the date first above written.


                                                  SALOMON BROTHERS HIGH INCOME
                                                  FUND II INC


                                                  By:
                                                     ------------------------
                                                      Name:
                                                      Title:


                                                  SALOMON BROTHERS ASSET
                                                  MANAGEMENT
                                                   INC


                                                  By:
                                                     ------------------------
                                                      Name:
                                                      Title: